Exhibit 4.1

Execution Copy

REGISTRATION RIGHTS AGREEMENT

by and among

ENBRIDGE ENERGY PARTNERS, L.P.,

TORTOISE ENERGY INFRASTRUCTURE CORPORATION,

TORTOISE ENERGY CAPITAL CORPORATION

and

CDP INFRASTRUCTURES FUND G.P.

Table of Contents

ARTICLE I
DEFINITIONS

Section 1.1	Definitions
Section 1.2	Registrable Securities

ARTICLE II
REGISTRATION RIGHTS

Section 2.1	Shelf Registration
Section 2.2	Underwritten Offering
Section 2.3	Sale Procedures
Section 2.4	Cooperation by Holders
Section 2.5	Restrictions on Public Sale by Holders of Registrable Securities
Section 2.6	Expenses
Section 2.7	Indemnification
Section 2.8	Rule 144 Reporting
Section 2.9	Transfer or Assignment of Registration Rights

ARTICLE III
MISCELLANEOUS

Section 3.1	Communications
Section 3.2	Successor and Assigns
Section 3.3	Recapitalization, Exchanges, Etc. Affecting the Common Units
Section 3.4	Specific Performance
Section 3.5	Counterparts
Section 3.6	Headings
Section 3.7	Governing Law
Section 3.8	Severability of Provisions
Section 3.9	Entire Agreement; Termination of Initial RR Agreement
Section 3.10	Amendment
Section 3.11	No Presumption

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of April 2, 2007 by and among Enbridge Energy Partners, L.P., a Delaware limited partnership (“Enbridge Partners”), Tortoise Energy Infrastructure Corporation, a Maryland corporation (“Tortoise Infrastructure”), Tortoise Energy Capital Corporation, a Maryland corporation (“Tortoise Capital”), and CDP Infrastructures Fund G.P., a New York general partnership (“CDP”, and collectively with Tortoise Infrastructure and Tortoise Capital, the “Purchasers”).

WHEREAS, this Agreement is made in connection with the Closing of the issuance and sale of the Purchased Units pursuant to the Class C Unit Purchase Agreement, dated as of the date hereof, by and among Enbridge Partners and the Purchasers (the “Purchase Agreement”);

WHEREAS, Enbridge Partners has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement;

WHEREAS, CDP holds parallel rights under a Registration Rights Agreement dated August 5, 2006 entered into in connection with the Initial Purchase Agreement (the “Initial RR Agreement”) and both Enbridge Partners and CDP desire to have this Agreement govern the rights related both to the Purchased Units being purchased by CDP pursuant to the Purchase Agreement and to the Class C Units acquired by CDP under the Initial Purchase Agreement; and

WHEREAS, it is a condition to the obligations of the Purchasers and Enbridge Partners under the Purchase Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1   Definitions.  The terms set forth below are used herein as so defined:

“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day other than a Saturday, Sunday, or a legal holiday for commercial banks in New York, New York.

“CDP” has the meaning specified therefor in the Recitals of this Agreement.

“Class A Common Unit” has the meaning specified therefor in the Partnership Agreement.

“Class C Unit” has the meaning specified therefor in the Partnership Agreement.

“Class C Conversion Approval Date” has the meaning specified therefor in the Partnership Agreement.

“Closing” has the meaning specified therefor in the Purchase Agreement.

“Closing Date” has the meaning specified therefor in the Purchase Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” has the meaning specified therefor in the Partnership Agreement.

“Effectiveness Period” has the meaning specified therefor in Section 2.1(a) of this Agreement.

“Enbridge Partners” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“General Partner” means Enbridge Energy Company, Inc., a Delaware corporation and the general partner of Enbridge Partners.

“Holder” means the record holder of any Registrable Securities.

“Initial Purchase Agreement” means the Class C Unit Purchase Agreement, dated as of August 15, 2006, by and among Enbridge Partners, the General Partner and CDP.

“Initial RR Agreement” has the meaning specified in the Recitals of this Agreement.

“Losses” has the meaning specified therefor in Section 2.7(a) of this Agreement.

“Majority” means with respect to Registrable Securities, 50.01% or more of the outstanding  Registrable Securities; and means with respect to Selling Shareholders, Selling Shareholders owning an aggregate of 50.01% or more of the Registrable Securities being sold by the Selling Shareholders.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“Partnership Agreement” has the meaning specified therefor in the Purchase Agreement.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Prospectus” means any preliminary or final prospectus and any supplement thereto that is contained in the Shelf Registration Statement.

“Purchase Agreement” has the meaning specified therefor in the Recitals of this Agreement.

“Purchased Units” has the meaning specified therefor in the Purchase Agreement.

“Purchasers” has the meaning specified therefor in the introductory paragraph of this Agreement.

“Registrable Securities” means any Class C Units and any Class A Common Units issued upon conversion of such Class C Units, in each case that are held by the Purchasers or any transferee or assignee of the Purchasers pursuant to Section 2.9, all of which Class C Units and Class A Common Units are subject to the rights provided herein until such rights terminate pursuant to the provisions of this Agreement.  For the avoidance of doubt, Registrable Securities includes the Class C Units (and any Class A Common Units issued upon conversion of such Class C Units) issued pursuant to either the Purchase Agreement or the Initial Purchase Agreement.

“Registration Expenses” has the meaning specified therefor in Section 2.6(a) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified therefor in Section 2.6(a) of this Agreement.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Shelf Registration Statement” means a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time as permitted by Rule 415 of the Securities Act (or any similar provision then in force under the Securities Act).

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Common Units or Class C Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

Section 1.2   Registrable Securities.  Any Registrable Security will cease to be a Registrable Security whenever (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 promulgated under the Securities Act (or any similar rule then in force under the Securities Act); (c) such Registrable Security is held by Enbridge Partners or one of its subsidiaries; (d) such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities or (e) the seventh anniversary of the Closing Date occurs.

ARTICLE II
REGISTRATION RIGHTS

Section 2.1   Shelf Registration.

(a)   Shelf Registration.  If, at any time following the earlier of (i) the Class C Conversion Approval Date and (ii) the fifth anniversary of the Closing Date, any Holder is unable to obtain a customary opinion of counsel stating that its Registrable Securities are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act (or any similar rule then in force under the Securities Act) following such Holder’s use of commercially reasonable efforts to obtain such an opinion, such Holder may provide written notice to Enbridge Partners requesting that it prepare and file a Shelf Registration Statement covering the Registrable Securities.  As soon as practicable following the receipt of such notice by Enbridge Partners, but in any event within thirty (30) days of such receipt, Enbridge Partners shall use its commercially reasonable efforts to prepare and file a Shelf Registration Statement covering the Registrable Securities.  Enbridge Partners shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective within one hundred twenty (120) days of such receipt.  A Shelf Registration Statement filed pursuant to this Section 2.1(a) shall be on such appropriate registration form of the Commission as shall be selected by Enbridge Partners.  Enbridge Partners will use its commercially reasonable efforts to cause the Shelf Registration Statement filed pursuant to this Section 2.1(a) to be continuously effective under the Securities Act until the earlier of (i) the date that all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement, (ii) there are no longer any Registrable Securities outstanding or (iii) the second anniversary of the date on which the Shelf Registration Statement is first declared effective by the Commission (the “Effectiveness Period”).  The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Notwithstanding anything in this Agreement to the contrary, the Purchasers’ rights (and any transferee’s rights pursuant to Section 2.9 hereof) and Enbridge Partners’ obligations under this Section 2.1(a) shall terminate when such Registrable Securities become eligible for resale under Rule 144(k) promulgated under the Securities Act (or any successor or similar rule then in force under the Securities Act).

(b)   Delay Rights.  Notwithstanding anything in this Agreement to the contrary, Enbridge Partners may, upon written notice to any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any Prospectus (in which event the Selling Holder shall discontinue sales of the Registrable

Securities pursuant to the Shelf Registration Statement) if (i) Enbridge Partners is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the General Partner (A) determines upon advice of counsel that failure to disclose such transaction could result in a material misstatement or omission with respect to the Shelf Registration Statement, and (B) determines in good faith that Enbridge Partners’ ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in the Shelf Registration Statement, (ii) Enbridge Partners has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the General Partner, would materially and adversely affect Enbridge Partners or (iii) Enbridge Partners has filed a registration statement (other than a shelf registration statement with no intention of an imminent take-down) or a prospectus supplement with respect to a shelf take-down with respect to an Underwritten Offering; provided, however, in no event shall any delay pursuant hereto exceed sixty (60) days in any one-hundred eighty (180) day-period or ninety (90) days in any twelve month-period.  Upon disclosure of such information or termination of any condition described above, Enbridge Partners shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary to permit sales of Registrable Securities pursuant to the Shelf Registration Statement.

Section 2.2   Underwritten Offering.

(a)   Shelf Registration.  In the event that a Selling Holder elects to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering of at least twenty-five million dollars ($25,000,000) of Registrable Securities, Enbridge Partners shall, at the request of such Selling Holder, take such other reasonable and customary actions as are requested by the Managing Underwriter in order to expedite or facilitate the disposition of the Registrable Securities; provided, however, that the management of Enbridge Partners and its Affiliates shall not be required to participate in a roadshow or similar marketing effort.

(b)   General Procedures.  In connection with any Underwritten Offering under this Section 2.2, the Managing Underwriter shall be selected by a Majority of the Selling Holders.  In connection with an Underwritten Offering under this Section 2.2, each Selling Holder and Enbridge Partners shall enter into an underwriting agreement with the Managing Underwriter or underwriters that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities.  No Selling Holder may participate in such Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement.  Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Enbridge Partners to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations.  No Selling Holder shall be required to make any representations or warranties to or agreements with Enbridge Partners, any other Selling Holder or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law.  If any Selling Holder disapproves of the terms of an Underwritten Offering, such Selling Holder may elect to withdraw therefrom by notice to Enbridge Partners and the Managing Underwriter; provided, however, that such withdrawal must be made prior to the pricing of such Underwritten Offering to be effective.

Section 2.3   Sale Procedures.  In connection with its obligations contained in Sections 2.1 and 2.2, Enbridge Partners will use its commercially reasonable efforts to promptly:

(a)   prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the Prospectus as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;

(b)   furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and documents incorporated by reference therein to the extent then required by the Securities Act and the rules and regulations promulgated thereunder), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement and the Prospectus or any amendment or supplement thereto, and (ii) such number of copies of the Shelf Registration Statement and the Prospectus and any amendments or supplements thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Shelf Registration Statement;

(c)   if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement under the securities or blue sky laws of such jurisdictions of the United States of America as the Selling Holders may reasonably request, provided that Enbridge Partners will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(d)   notify each Selling Holder, at any time when a Prospectus is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any Prospectus or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective; and (ii) any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Shelf Registration Statement or any Prospectus;

(e)   notify each Selling Holder, at any time when a Prospectus is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Enbridge Partners of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.  Following the provision of such notice, Enbridge Partners agrees to use commercially reasonable efforts to promptly amend or supplement the Prospectus or take other appropriate action so that such Prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and to take such other action as is necessary to remove any stop order, suspension, threat thereof or proceeding related thereto;

(f)   upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory organization having jurisdiction (including any domestic securities exchange) relating to any offering of Registrable Securities;

(g)   in the case of an Underwritten Offering, cause to be furnished upon request, (i) an opinion of counsel for Enbridge Partners, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, preliminary or prospectus supplement, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, preliminary or prospectus supplement and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified Enbridge Partners’ financial statements included or incorporated by reference into the Shelf Registration Statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to the Shelf Registration Statement and the Prospectus as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in underwritten offerings of securities;

(h)   otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(i)   make available to the appropriate representatives of the Selling Holders such information and Enbridge Partners personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that Enbridge Partners need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with Enbridge Partners;

(j)   cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Enbridge Partners are then listed;

(k)   use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Enbridge Partners to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(l)   provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

(m)   enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders, if any, in order to expedite or facilitate the disposition of such Registrable Securities.

Each Selling Holder, upon receipt of notice from Enbridge Partners of the happening of any event of the kind described in subsection (e) of this Section 2.3, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by subsection (e) of this Section 2.3 or until it is advised in writing by Enbridge Partners that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the Prospectus, and, if so directed by Enbridge Partners, such Selling Holder will deliver, or will request the Managing Underwriters or underwriters, if any, to deliver, to Enbridge Partners (at Enbridge Partners’ expense) all copies in its possession or control, other than permanent file copies then in such Selling Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.4   Cooperation by Holders.  Enbridge Partners shall have no obligation to include in the Shelf Registration Statement Registrable Securities of a Holder who has failed to timely furnish such information which, in the opinion of counsel to Enbridge Partners, is reasonably required in order for the Shelf Registration Statement or Prospectus, as applicable, to comply with the Securities Act.

Section 2.5   Restrictions on Public Sale by Holders of Registrable Securities.  Each Holder who is included in the Shelf Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities during the thirty (30) calendar day period beginning on the date of a prospectus supplement filed with the Commission with respect to the pricing of an Underwritten Offering by Enbridge Partners, or other prospectus (including any free writing prospectus) containing the terms of the pricing of such Underwritten Offering; provided, however, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the officers or directors or any other unitholder of Enbridge Partners on whom a restriction is imposed.

Section 2.6             Expenses.

(a)           Certain Definitions.  “Registration Expenses” means all expenses incident to Enbridge Partners’ performance under or compliance with this Agreement to effect the registration of Registrable Securities in a Shelf Registration Statement pursuant to Section 2.1 or an Underwritten Offering pursuant to Section 2.2 and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for Enbridge Partners, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance; provided, however, the “Registration Expenses” shall not include any (i) fees and expenses of legal counsel that are incurred by any Holder in connection with the exercise of such Holder’s rights hereunder, except to the extent provided in Section 2.7, or (ii) any “Selling Expenses,” which include all underwriting discounts, commissions and fees and any transfer taxes applicable to the sale of the Registrable Securities.

(b)           Expenses.  Enbridge Partners shall pay all of the Registration Expenses in connection with any sales of Registrable Securities hereunder.  Each Selling Holder shall pay all of its respective Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.7             Indemnification.

(a)           By Enbridge Partners.  In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Enbridge Partners will indemnify and hold harmless each Selling Holder thereunder, its directors, officers and managers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement contemplated by this Agreement, any Prospectus, or any free writing prospectus related thereto, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder, its directors and officers, each such underwriter and each such controlling Person for any fees and expenses of legal counsel that are reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Enbridge Partners will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder, underwriter or controlling Person in writing specifically for use in the Shelf Registration Statement and Prospectus, as applicable.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Selling Holder.

(b)           By Each Selling Holder.  Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Enbridge Partners, its directors and officers, and each Person, if any, who controls Enbridge Partners within the meaning of the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from Enbridge Partners to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or any Prospectus, or any amendment or supplement thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c)           Notice.  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 2.7.  In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof.  The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.  Notwithstanding any other provision of this Agreement, the indemnifying party shall not settle any indemnified claim without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete release from liability of, and does not contain any admission of wrong doing by, the indemnified party.

(d)           Contribution.  If the indemnification provided for in this Section 2.7 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of each indemnifying party on the one hand and each indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification.  The relative fault of each indemnifying party on the one hand and each indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this paragraph.  The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)           Other Indemnification.  The provisions of this Section 2.7 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.8             Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Enbridge Partners agrees to use its commercially reasonable efforts to:

(a)           so long as any Holder owns any Registrable Securities, make and keep public information regarding Enbridge Partners available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, at all times from and after the date hereof;

(b)           so long as any Holder owns any Registrable Securities, file with the Commission in a timely manner all reports and other documents required of Enbridge Partners under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)           so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Enbridge Partners, and such other reports and documents filed with the Commission as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such Registrable Securities without registration.

Section 2.9             Transfer or Assignment of Registration Rights.  The rights granted to the Purchasers by Enbridge Partners under this Agreement may be transferred or assigned by the Purchasers to one or more Persons to whom Registrable Securities may be transferred or assigned by the Purchasers in accordance with the Purchase Agreement , the Initial Purchase Agreement and the Partnership Agreement.  Enbridge Partners shall be given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned, and each such transferee shall assume in writing responsibility for its obligations of the Purchasers under this Agreement; provided, however, that the failure to provide notice or the failure of a transferee to expressly assume responsibility for obligations under this Agreement in a timely fashion shall not affect the validity of the transfer of the rights and obligations hereunder, except to the extent that such delay has adversely affected the rights and obligations of Enbridge Partners hereunder.

ARTICLE III
MISCELLANEOUS

Section 3.1             Communications.  All notices and other communications provided for or permitted hereunder shall be made in writing by overnight mail, facsimile, courier service or hand delivery:

(a)		If to the Purchasers:

CDP Infrastructures Fund G.P.
c/o Caisse de dépôt et placement du Québec
Centre CDP Capital
1000 place Jean-Paul-Riopelle
Montreal, Québec H2Z 2B3
Attention: Eric Cantin
Facsimile: (514) 847-2125

with a copy (which shall not constitute notice) to:

Kaye Scholer LLP
425 Park Avenue
New York, New York 10022
	Attention:	Administrative Partner for the further attention of
Roger Rosendahl or Ken Mason
Facsimile: (212) 836-8689

(b)		If to Tortoise Infrastructure or to Tortoise Capital:

Tortoise Energy Infrastructure Corporation/Tortoise Energy Capital Corporation
10801 Mastin Blvd, Suite 222
Overland Park KS 66210
Attention: David J. Schulte

Facsimile: (913) 981-1021

with a copy (which shall not constitute notice) to:

Blackwell Sanders Peper Martin
4801 Main Street, Suite 1000
Kansas City MO 64112
Attention: Steve Carman
Facsimile: (816) 983-8080

(c)	If to Enbridge Partners:

Enbridge Energy Company, Inc.
1100 Louisiana, Suite 3300
Houston, Texas 77002
Attention: E. Chris Kaitson
Facsimile: (713) 821-2229

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
First City Tower
1001 Fannin, Suite 2300
Houston, Texas 77002
Attention: William N. Finnegan IV
Facsimile: (713) 615-5058

or, if to a transferee or assignee of the Purchasers, to such Person at the address provided pursuant to Section 2.9 above.  All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile; and when actually received, if sent by any other means.

Section 3.2             Successor and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

Section 3.3             Recapitalization, Exchanges, Etc. Affecting the Common Units.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all securities of Enbridge Partners or any successor or assign of Enbridge Partners (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

Section 3.4             Specific Performance.  Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.  The existence of this right will not preclude any party hereto from pursuing any other rights and remedies at law or in equity that such party may have.

Section 3.5             Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

Section 3.6             Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.7             Governing Law.  The laws of the State of Delaware shall govern this Agreement, without giving effect to principles of conflict of laws that would result in the application of the laws of another jurisdiction.

Section 3.8             Severability of Provisions.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.9             Entire Agreement; Termination of Initial RR Agreement.

(a)              This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by Enbridge Partners set forth herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(b)              Pursuant to Section 3.10 of the Initial RR Agreement, Enbridge Partners and CDP by their respective signatures below terminate that agreement as of the signing of this Agreement such that from and after the date of this Agreement, this Agreement alone shall set forth all registration and other rights for the benefit of CDP, and the Initial RR Agreement shall have no force or effect after the date of this Agreement.

Section 3.10           Amendment.  This Agreement may be amended only by means of a written amendment signed by Enbridge Partners and the Holders of a Majority of the Registrable Securities.

Section 3.11           No Presumption.  In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ENBRIDGE ENERGY PARTNERS, L.P.

By:	Enbridge Energy Management, L.L.C.,
as delegate of Enbridge Energy Company, Inc.,
as General Partner

By:	/s/ Mark A. Maki
Mark A. Maki
Vice President, Finance

TORTOISE ENERGY INFRASTRUCTURE CORPORATION

By:	/s/ David J. Schulte
David J. Schulte
CEO/President

TORTOISE ENERGY CAPITAL CORPORATION

By:	/s/ David J. Schulte
David J. Schulte
CEO/President

CDP INFRASTRUCTURES FUND G.P.

By:	/s/ Eric Cantin
Eric Cantin
Investment Manager

By:	/s/ Cyrille Vittecoq
Cyrille Vittecoq
Vice-President, Investments

[Signature Page to Registration Rights Agreement]